Gibraltar Announces First-Quarter 2018 Financial Results
Reports Revenues of $215 million, and GAAP and adjusted EPS of $0.26
Revenues up 4% YOY; GAAP EPS up 117% YOY; Adjusted EPS up 30% YOY
Maintains Guidance for Full-Year 2018

Buffalo, New York, May 4, 2018 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today reported its financial results for the three-month period ended March 31, 2018. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
First-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended March 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$215.3	$206.6	4.2%	$215.3	$206.6	4.2%
Net Income	$8.4	$4.0	110.0%	$8.3	$6.5	27.7%
Diluted EPS	$0.26	$0.12	116.7%	$0.26	$0.20	30.0%

The Company reported first-quarter 2018 net sales of $215.3 million in line with its expectations as noted in its fourth-quarter earnings release. The 4 percent year-over-year increase was driven by higher sales in both the Renewable Energy & Conservation, and Industrial & Infrastructure segments.
GAAP and adjusted earnings met the higher end of the Company’s guidance due to improving performance in the Industrial and Infrastructure business, the success of the 80/20 simplification initiatives, and lower corporate costs related to compensation plans. The adjusted amounts for the first quarter of 2018 and 2017 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
Management Comments
“We began the year with a strong quarter, achieving revenues and earnings in line with our guidance,” said President and CEO Frank Heard. “Revenues benefited from solid domestic demand in the Renewable Energy & Conservation and Industrial & Infrastructure businesses and from sales of new innovative products across our segments. On the bottom line, 80/20 simplification initiatives and lower corporate expenses resulted in a 117% year-over-year increase in GAAP EPS and a 30% increase in adjusted EPS.
“During the quarter we continued to successfully execute our four-pillar strategy, particularly in the areas of operational excellence and innovation,” added Heard. “We advanced key projects in in-lining and market rate of demand replenishment to improve our operations, and invested in the development of innovative products across our businesses.”

First-quarter Segment Results

Residential Products
For the first quarter, the Residential Products segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$103.9	$104.5	(0.6)%	$103.9	$104.5	(0.6)%
Operating Margin	12.7%	15.0%	(230) bps	12.6%	15.1%	(250) bps

First-quarter 2018 revenues in Gibraltar’s Residential Products segment reflected slower demand for roofing-related building products due to weather, substantially offset by higher sales in rain management and Express Locker solutions.
Product mix and raw material costs net of pricing actions accounted for the decrease in adjusted operating income and margins. The adjusted operating margin for the first quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the first quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$54.4	$50.3	8.2%	$54.4	$50.3	8.2%
Operating Margin	4.8%	(0.1)%	490 bps	3.9%	3.4%	50 bps

First-quarter 2018 revenues in Gibraltar’s Industrial & Infrastructure Products segment were up 8 percent versus 2017, driven primarily by demand for industrial products and contributions from the new perimeter security solutions. Backlog for both the infrastructure and industrial businesses was up versus prior-year levels. The Company continues to expect new products in the industrial business to contribute to top and bottom line growth during 2018.
GAAP and adjusted operating margin improvement for the segment reflects higher demand for innovative products and operational efficiencies resulting from the Company’s 80/20 initiatives. This segment’s adjusted operating margin for the first quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program and portfolio management activities.

Renewable Energy & Conservation
For the first quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$57.0	$51.8	10.0%	$57.0	$51.8	10.0%
Operating Margin	7.1%	6.4%	70 bps	7.7%	8.5%	(80) bps

Renewable Energy & Conservation segment revenues were up 10 percent year over year due to solid demand in both Gibraltar’s domestic solar and conservation markets.

The first-quarter 2018 GAAP and adjusted operating margin reflects the impact of product mix and to a lesser extent, a less favorable alignment of material costs to customer selling prices. This segment’s adjusted operating margin for the first quarter of 2018 and 2017 removes the special charges for restructuring initiatives, senior leadership transition costs and portfolio management activities.
Business Outlook
“We continue to be optimistic about the year ahead,” said Heard. “Our innovative products across all of our markets are gaining traction, including our perimeter security solutions and solar tracker solution, and we are encouraged by the initial signs of a turnaround in the infrastructure market. We also are encouraged by the progress our teams are making in recovering material cost increases. Our goals for 2018 are to drive sustainable organic growth through the acceleration of new product development initiatives, implement 80/20 simplification projects, and seek value-added acquisitions in attractive end markets.”
Gibraltar is maintaining its guidance for revenues and earnings for the full year 2018. Gibraltar expects 2018 consolidated revenues to exceed $1 billion, considering modest growth across the Company’s end markets and continued traction from innovative products. GAAP EPS for the full year 2018 are expected to be in the range of $1.75 to $1.87, or $1.96 to $2.08 on an adjusted basis, compared with $1.95 and $1.71, respectively, in 2017.
For the second quarter of 2018, the Company is expecting revenue in the range of $257 million to $267 million as a result of growth across all end markets and continued traction from innovative products. GAAP EPS for the second quarter 2018 are expected to be between $0.48 and $0.53, or $0.52 to $0.57 on an adjusted basis.

FY 2018 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$93-99	9.2-9.6%	$22-23	$56-60	$1.75-1.87
Restructuring Costs	10	1%	3	7	0.21

Adjusted Measures	$103-109	10.2-10.6%	$25-26	$63-67	$1.96-2.08

First-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2018. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative and portfolio management actions, acquisition-related items, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month period ending June 30, 2018, on Thursday, July 26, 2018, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Net Sales	$215,337	$206,605
Cost of sales	167,019	157,350
Gross profit	48,318	49,255
Selling, general, and administrative expense	34,475	39,576
Income from operations	13,843	9,679
Interest expense	3,269	3,576
Other (income) expense	(585)	54
Income before taxes	11,159	6,049
Provision for income taxes	2,807	2,053
Net income	$8,352	$3,996
Net earnings per share:
Basic	$0.26	$0.13
Diluted	$0.26	$0.12
Weighted average shares outstanding:
Basic	31,786	31,688
Diluted	32,444	32,254

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$200,741	$222,280
Accounts receivable, net	145,182	145,385
Inventories	90,236	86,372
Other current assets	6,712	8,727
Total current assets	442,871	462,764
Property, plant, and equipment, net	93,671	97,098
Goodwill	321,772	321,074
Acquired intangibles	104,059	105,768
Other assets	4,770	4,681
	$967,143	$991,385
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$80,691	$82,387
Accrued expenses	53,254	75,467
Billings in excess of cost	11,572	12,779
Current maturities of long-term debt	400	400
Total current liabilities	145,917	171,033
Long-term debt	209,817	209,621
Deferred income taxes	31,339	31,237
Other non-current liabilities	38,115	47,775
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,398 shares and 32,332 shares issued and outstanding in 2018 and 2017	324	323
Additional paid-in capital	274,279	271,957
Retained earnings	283,538	274,562
Accumulated other comprehensive loss	(4,579)	(4,366)
Cost of 639 and 615 common shares held in treasury in 2018 and 2017	(11,607)	(10,757)
Total shareholders’ equity	541,955	531,719
	$967,143	$991,385

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities
Net income	$8,352	$3,996
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,189	5,480
Stock compensation expense	2,097	1,635
Net (gain) loss on sale of assets	(7)	12
Exit activity recoveries, non-cash	(727)	(917)
Other, net	360	240
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	4,947	(4,462)
Inventories	(8,907)	2,338
Other current assets and other assets	1,498	410
Accounts payable	(1,694)	5,672
Accrued expenses and other non-current liabilities	(33,314)	(12,061)
Net cash (used in) provided by operating activities	(22,206)	2,343
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	—	(18,561)
Net proceeds from sale of property and equipment	2,823	9,233
Purchases of property, plant, and equipment	(1,033)	(1,453)
Net cash provided by (used in) investing activities	1,790	(10,781)
Cash Flows from Financing Activities
Purchase of treasury stock at market prices	(850)	(922)
Net proceeds from issuance of common stock	226	11
Net cash used in financing activities	(624)	(911)
Effect of exchange rate changes on cash	(499)	73
Net decrease in cash and cash equivalents	(21,539)	(9,276)
Cash and cash equivalents at beginning of year	222,280	170,177
Cash and cash equivalents at end of period	$200,741	$160,901

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$103,948	$—	$—	$—	$103,948
Industrial & Infrastructure Products	54,624	—	—	—	54,624
Less Inter-Segment Sales	(221)	—	—	—	(221)
	54,403	—	—	—	54,403
Renewable Energy & Conservation	56,986	—	—	—	56,986
Consolidated sales	215,337	—	—	—	215,337

Income from operations
Residential Products	13,238	(166)	—	—	13,072
Industrial & Infrastructure Products	2,602	(485)	—	—	2,117
Renewable Energy & Conservation	4,062	136	178	—	4,376
Segments income	19,902	(515)	178	—	19,565
Unallocated corporate expense	(6,059)	44	305	—	(5,710)
Consolidated income from operations	13,843	(471)	483	—	13,855

Interest expense	3,269	—	—	—	3,269
Other income	(585)	—	—	—	(585)
Income before income taxes	11,159	(471)	483	—	11,171
Provision for income taxes	2,807	(146)	130	68	2,859
Net income	$8,352	$(325)	$353	$(68)	$8,312
Net earnings per share - diluted	$0.26	$(0.01)	$0.01	$—	$0.26

Operating margin
Residential Products	12.7%	(0.2)%	—%	—%	12.6%
Industrial & Infrastructure Products	4.8%	(0.9)%	—%	—%	3.9%
Renewable Energy & Conservation	7.1%	0.2%	0.3%	—%	7.7%
Segments margin	9.2%	(0.2)%	0.1%	—%	9.1%
Consolidated	6.4%	(0.2)%	0.2%	—%	6.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2017
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$104,551	$—	$—	$—	$—	$104,551
Industrial & Infrastructure Products	50,718	—	—	—	—	50,718
Less Inter-Segment Sales	(456)	—	—	—	—	(456)
	50,262	—	—	—	—	50,262
Renewable Energy & Conservation	51,792	—	—	—	—	51,792
Consolidated sales	206,605	—	—	—	—	206,605

Income from operations
Residential Products	15,641	—	164	—	—	15,805
Industrial & Infrastructure Products	(37)	—	—	—	1,760	1,723
Renewable Energy & Conservation	3,340	—	—	—	1,050	4,390
Segments income	18,944	—	164	—	2,810	21,918
Unallocated corporate expense	(9,265)	102	28	347	—	(8,788)
Consolidated income from operations	9,679	102	192	347	2,810	13,130

Interest expense	3,576	—	—	—	—	3,576
Other expense	54	—	—	—	—	54
Income before income taxes	6,049	102	192	347	2,810	9,500
Provision for income taxes	2,053	38	71	128	676	2,966
Net income	$3,996	$64	$121	$219	$2,134	$6,534
Net earnings per share - diluted	$0.12	$—	$—	$0.01	$0.07	$0.20

Operating margin
Residential Products	15.0%	—%	0.2%	—%	—%	15.1%
Industrial & Infrastructure Products	(0.1)%	—%	—%	—%	3.5%	3.4%
Renewable Energy & Conservation	6.4%	—%	—%	—%	2.0%	8.5%
Segments margin	9.2%	—%	0.1%	—%	1.4%	10.6%
Consolidated	4.7%	—%	0.1%	0.2%	1.4%	6.4%